UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2016
Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On December 1, 2016 Palatin Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc., on behalf of itself and as representative of the underwriters named therein (the “Underwriters”), relating to the public offering (the “Offering”) of Series A Units consisting of 25,384,616 shares of its common stock and warrants to purchase 12,692,310 shares of its common stock for a $16.5 million aggregate principal amount. Each Series A Unit consists of (i) one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) one Series J Warrant to purchase 0.50 of a share of Common Stock (the “Series J Warrants”).
The Series A Units will be sold at a price to the public of $0.65 per unit. The net proceeds to the Company from the sale of the Series A Units, after deducting the Underwriters’ discounts and commissions and other estimated offering expenses payable by the Company, are expected to be approximately $15.4 million. The Offering is expected to close on or about December 6, 2016, subject to the satisfaction of customary closing conditions.
The Series J Warrants are immediately exercisable at an exercise price of $0.80 per share, subject to adjustment, and expire five years from the date of issuance. The Series J Warrants are subject to a limitation on exercise if the holder and its affiliates would beneficially own more than either 4.99% or 9.99%, at the election of the holder on initial issuance, of the total number of shares of our Common Stock of the Company.
The foregoing descriptions of the Underwriting Agreement and the Series A Units are not complete and are qualified in their entireties by reference to the full text of the Underwriting Agreement and the form of Series J Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this report and are incorporated by reference herein.
The Series A Units are being offered and sold pursuant to a prospectus, dated August 18, 2015; a preliminary prospectus supplement relating to the Series A Units, dated November 30, 2016; and a prospectus supplement relating to the Series A Units, dated December 1, 2016, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-206047), declared effective by the United States Securities and Exchange Commission on August 18, 2015.
Item 8.01    Other Events.
On November 30, 2016, the Company issued a press release announcing the commencement of the Offering. On December 1, 2016, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:
1.1	Underwriting Agreement, dated December 1, 2016, by and between Palatin Technologies, Inc. and Canaccord Genuity Inc., on behalf of itself and as representative of the underwriters named therein.
4.1	Form of Series J Warrant.
5.1	Opinion of Thompson Hine LLP, dated December 1, 2016.
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above).
99.1	Press Release, dated November 30, 2016.
99.2	Press Release, dated December 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PALATIN TECHNOLOGIES, INC.

Date: December 1, 2016	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial
Officer and Chief Operating Officer

EXHIBIT INDEX
1.1	Underwriting Agreement, dated December 1, 2016, by and between Palatin Technologies, Inc. and Canaccord Genuity Inc., on behalf of itself and as representative of the underwriters named therein.
4.1	Form of Series J Warrant.
5.1	Opinion of Thompson Hine LLP, dated December 1, 2016.
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above).
99.1	Press Release, dated November 30, 2016.
99.2	Press Release, dated December 1, 2016.